Exhibit 10.9
SUMMARY OF NAMED EXECUTIVE OFFICER AND DIRECTOR COMPENSATION ARRANGEMENTS
On February 22, 2007, the Executive Compensation Subcommittee (“Subcommittee”) of the Company’s Board of Directors approved an increase to the annual base salary (effective April 1, 2007) of Mr. Crowley, the Chairman of the Board of Directors, President and Chief Executive Officer, from $846,300 to $876,000 and of Mr. Pennella (Vice Chairman of the Board of Directors and Executive Vice President) from $435,000 to $450,660. The April 1, 2007 increase to annual base salary for the other named executive officers included in the Summary Compensation Table in “Item 11. Executive Compensation” of Part III of the Form 10-K has not yet been determined. The Subcommittee also approved the criteria for the annual bonus awards for performance during 2007 for executive officers whose annual compensation is in excess of $1.0 million. The funding of these awards can range from 20% to 145% of base salary for Mr. Crowley and from 0% to 90% for Mr. Pennella. These awards are based on the Company’s operating income as a percentage of revenues (“Operating Margin”) and are subject to modification based on individual performance and achievement. The Subcommittee also approved the criteria for Deferred Compensation Plan awards during 2007 for executive officers whose annual compensation is in excess of $1.0 million. The funding of these awards can range from 0% to 180% of base salaries for Mr. Crowley and from 25% to 90% for Mr. Pennella. The awards are subject to modification based on individual performance and achievement.
On February 27, 2007, the Board of Directors approved the funding criteria for the annual bonus awards for performance during 2007 to executive officers whose annual compensation is less than $1.0 million. The funding of these awards can range from 0% to 60% of base salaries and are based on the Company's Operating Margin and are subject to modification based on individual performance and achievement. The Board of Directors also approved the funding criteria to fund the Deferred Compensation Plan for performance during 2007 to executive officers whose annual compensation is less than $1.0 million. The funding of these awards can range from 0% to 80% of base salaries and are based on consolidated operating income as a percentage of consolidated revenue and subject to modification based on individual performance and achievement.